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Exhibit 23.4

CONSENT OF CEDAR HILL ADVISORS, LLC

        We hereby consent to the inclusion of our opinion letter to the Board of Directors of First Perry Bancorp, Inc. ("First Perry"), dated June 18, 2008, within the Proxy Statement-Prospectus that forms a part of the Registration Statement on Form S-4 relating to the proposed consolidation of HNB Bancorp, Inc. and First Perry into Riverview Financial Corporation, as Annex D to the Proxy Statement-Prospectus, and to the references to such opinion in such Proxy Statement-Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Cedar Hill Advisors, LLC

September 12, 2008

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CONSENT OF CEDAR HILL ADVISORS, LLC